                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               January 28, 1997
                        ------------------------------



                         SYLVAN LEARNING SYSTEMS, INC.
                         -----------------------------
            (Exact name of registrant as specified in its charter)


                                    0-22844
                              -------------------
                            Commission File Number



               Maryland                                    52-1492296
       ----------------------------                     -------------
       (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                 Identification No.)



          1000 Lancaster Street
          Baltimore, Maryland                              21202
   -------------------------------------                 -------
  (Address of principal executive offices)               (Zip Code)




                 Registrant's telephone number: (410)843-8000
                                                -------------

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated February 5, 1997 as set forth below.



  Item 7.  Financial Statements and Exhibits.

      (a) Financial statements of business acquired.

          Audited financial statements of Wall Street Institute International, B.V. and affiliates for the year ended August 31, 1996.

      (b) Pro forma financial information.

          Unaudited pro forma condensed combined balance sheet as of September 30, 1996.

          Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1996.

          Unaudited pro forma condensed combined statement of operations for the year ended December 31, 1995.

          Notes to unaudited pro forma condensed combined financial statements.

KPMG Peat Marwick











                          WALL STREET INSTITUTE GROUP

                         Combined Financial Statements

                                August 31, 1996

                  (With Independent Auditors' Report Thereon)

    [LETTERHEAD OF KPMG PEAT MARWICK y Cie. Auditores, S.R.C. APPEARS HERE]



                         Independent Auditor's Report
                         ----------------------------



Board of Directors
  M.P. Management y Particpaciones, S.L.


We have audited the accompanying combined balance sheet of Wall Street Institute Group (see note 1) (hereinafter the Group) as of August 31, 1996, and the related combined statements of income, changes in shareholders' equity and cash flows for the year then ended translated into U.S. dollars. These combined financial statements are the responsiblity of the Group's management. Our responsiblity is to express an opinion on these combined financial statements based on our audit. We did not audit the financial statements of I.F.S. International Franchise Service, S.L., Wall Street Institute International B.V. and Wall Street Study Centre Establishment, the statements of which reflect, after adjustments in combination, total assets of $3,326,757 as of August 31, 1996 and total revenues of $6,255,156 for the year then ended. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the aforementioned companies, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the reports from the other auditors, the combined financial statements translated into U.S. dollars referred to above present fairly, in all material respects, the financial position of Wall Street Institute Group (see note 1) as of August 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.


Peat Marwick y Cie



December 2, 1996

Barcelona, Spain

                          WALL STREET INSTITUTE GROUP

                            Combined Balance Sheet

                                August 31, 1996

                          (Expressed in U.S. Dollars)

                                                     Assets
                                                     ------
Current assets:
  Cash and cash equivalents                                                                         1,627,315
  Notes receivable                                                                                  1,137,644
  Accounts receivable, less allowances
   for doubtful accounts of $104,803                                                                2,964,247
  Inventories (note 3)                                                                                815,022
  Prepaid expenses and other current assets                                                           168,808
                                                                                                  -----------

      Total current assets                                                                          6,713,036

Notes receivable                                                                                      446,346

Property, plan and equipment, net (note 4)                                                          1,092,643

Other assets                                                                                          263,740



                                                                                                  -----------
      Total assets                                                                                  8,515,765
                                                                                                  ============



                      Liabilities and Shareholders' Equity
                      ------------------------------------
Current liabilities:
  Short-term borrowings (note 5)                                                                      735,541
  Current portion of long-term debt and
    capital lease obligation (note 7)                                                                 155,751
  Account payable                                                                                   1,366,525
  Accrued expenses (note 6)                                                                           754,278
  Deferred revenue                                                                                  1,273,737
                                                                                                  -----------

      Total current liabilities                                                                     4,285,832

Long-term debt (note 7)                                                                               203,352

Commitments (note 12)                                                                                       -

Minority interest in subsidiaries                                                                      54,754

Shareholders' equity:
  Capital stock (note 8)                                                                              165,885
  Retained earnings                                                                                 3,821,933
  Treasury stock (note 8)                                                                             (15,991)
                                                                                                  -----------
      Total shareholders' equity                                                                    3,971,827
                                                                                                  -----------
        Total liabilities and shareholders' equity                                                  8,515,765
                                                                                                  ===========


See accompanying notes to combined financial statements.

                          WALL STREET INSTITUTE GROUP

                         Combined Statement of Income

                          Year ended August 31, 1996

                          (Expressed in U.S. Dollars)



Revenues:
   Franchise fees                                                     2,773,430
   Royalty fees                                                       2,298,875
   Course fees from own learning centers                              2,147,958
   Sale of teaching materials                                         4,978,276
   Telemarketing services                                             1,536,376
   Other                                                                594,775
                                                                   ------------

                                                                     14,329,690

Costs and expenses:
   Cost of sales                                                      1,972,695
   Selling, general and administrative expenses                       8,141,970
                                                                   ------------

                                                                     10,114,665
                                                                   ------------

            Operating profit                                          4,215,025

Interest expense                                                       (200,846)
Interest income                                                         177,434
Other income, net                                                       110,957
                                                                   ------------

            Income before tax                                         4,302,570

Income tax (note 10)                                                    320,461
                                                                   ------------

            Income after tax                                          3,982,109

Income attributable to minority interest                                 36,076
                                                                   ------------

   Net income                                                         3,946,033
                                                                   ============







           See accompanying notes to combined financial statements.

                          WALL STREET INSTITUTE GROUP

             Combined Statement of Changes in Shareholders' Equity

                          Year ended August 31, 1996

                          (Expressed in U.S. Dollars)



                                                     Retained        Treasury
                                  Capital stock      earnings          stock           Total
                                  -------------   -------------   -------------   -------------
Balance at September 1, 1995           165,885         869,950         (15,991)      1,019,844
1996 Net income                              -       3,946,033               -       3,946,033
Cash dividends paid                          -        (994,050)              -        (994,050)
                                  -------------   -------------   -------------   -------------

Balance at August 31, 1996             165,885       3,821,933         (15,991)      3,971,827
                                  =============   =============   =============   =============


See accompanying notes to combined financial statements.

                          WALL STREET INSTITUTE GROUP

                       Combined Statement of Cash Flows

                          Year ended August 31, 1996

                          (Expresses in U.S. Dollars)



Cash flows from operating activities:
   Net income                                                                                            3,946,033
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                                       283,186
       Deferred income taxes                                                                                68,525
       Minority interest                                                                                    36,076
       Other non-cash charges and credits, net                                                             225,420
   Changes in operating working capital:
       Accounts and notes receivable                                                                    (3,448,589)
       Inventories                                                                                         486,805
       Prepaid expenses and other current assets                                                          (112,919)
       Accounts payable                                                                                   (682,167)
       Accrued expenses                                                                                      2,730
       Deferred revenue                                                                                    173,688
                                                                                                       -----------
              Net change in operating working capital                                                   (3,580,452)
                                                                                                       -----------
                     Net cash provided by operating activities                                             978,788
                                                                                                       -----------
Cash flows from investing activities:
   Purchases of property, plant and equipment                                                             (411,112)
   Other, net                                                                                              (57,414)
                                                                                                       -----------
                     Net cash used for investing activities                                               (468,526)
                                                                                                       -----------
Cash flows from financing activities:
   Proceeds from issuance of long-term debt                                                                 43,568
   Payments of long-term debt                                                                             (201,290)
   Short-term borrowings, net                                                                            1,564,959
   Cash dividends paid                                                                                    (994,050)
                                                                                                       -----------
                     Net cash provided by financing activities                                             413,187
                                                                                                       -----------
                     Net increase in cash and cash equivalents                                             923,449

Cash and cash equivalents at beginning of year                                                             703,886
                                                                                                       -----------
Cash and cash equivalents at year end                                                                    1,627,315
                                                                                                       ===========
Supplemental cash flow information:
Cash flow data
   Interest paid                                                                                           200,846
   Income tax paid                                                                                          30,507

See accompanying notes to combined financial statements.

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                                August 31, 1996

                          (Expressed in U.S. Dollars)

(1) Organization and Summary of Significant Accounting Policies
    -----------------------------------------------------------

    (a) Nature and principal activities
        -------------------------------

        The combined financial statements of the Wall Street Institute Group
          (hereinafter the Group) have been prepared, by the management of the Group, in conformity with generally accepted accounting principles in the United States of America in the context of a possible acquisition of the entire Group by a third party. Even though the companies comprising the Group were not bound by a parent company relationship, their financial statements have been combined because they are entities under common control and because they depict the business being acquired.

        The Group is composed of the following six companies:

          M.P. Management y Participaciones, S.L.
          ---------------------------------------

          It was incorporated as a private limited liability company under Spanish Law on September 30, 1993 for an indefinite term, under the name Wall Street Catalunya, S.L. changing its name on April 26, 1995 to the present name.

          This company is engaged in the commercialization of teaching material and rendering of telephone sales, consulting, training and personnel selection services.

          At August 31, 1996 it owned 89.91% and 19.99%, respectively, of the share capital of W.S.I. Barcelona, S.A. and W.S.I. Spain, S.A.

          W.S.I. Barcelona, S.A.
          ----------------------

          It was incorporated as a limited liability company under Spanish Law on April 6, 1990 for an indefinite term. It is engaged in the operating of the franchise of a teaching method for learning English called Wall Street, directly from the teaching centre situated in Paseo de Gracia n/o/ 11 (Barcelona) and a franchise network for the Catalonia region.

          W.S.I. Spain, S.A.
          ------------------

          It was incorporated as a limited liability company under Spanish Law on December 12, 1994 for an indefinite term.

          It is engaged in the operating of a franchise network of Wall Street
            Institutes in Spain, except for the Catalonia region, consisting of the development of franchises of English learning centers and the rendering of business services in the business centers.

                                                                      (Continue)

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                          (Expressed in U.S. Dollars)

          I.F.S. International Franchise Service, S.L.
          --------------------------------------------

          It was incorporated with private limited liability company under Spanish Law on September 16, 1994 for an indefinite term. Its activities include the design, creation, manufacturing and distribution of graphic and teaching material, both in printed form and various kinds of audio supports; the sale and provision of various kinds of computer material; and advisory and consulting services in teaching, commercial and administrative areas.

          W.S.I. International, B.V.
          --------------------------

          It was incorporated under Dutch Law on April 3, 1990. It has its registered seat in Amsterdam, but may establish branches and/or other offices elsewhere. Its activities are mainly acquiring, participating in, financing, managing and taking an interest in other companies and enterprises of any nature; creating for the purposes of trade, acquiring, aligning and granting the use of copyrights, patent rights, designs, trademarks and rights of a similar nature, and acquiring royalties and other rights resulting from these rights.

          Wall Street Study Center Establishment
          --------------------------------------

          It was incorporated under the Laws of Liechtenstein on November 5, 1969. Its activities include the acquisition and administration of financial and material fixed assets and rights or trademarks.

    (b) Basis of presentation
        ---------------------

        The accompanying combined financial statements of the Group have been prepared on the basis of the accounting records of each of the Group companies maintained in Spain and in Spanish pesetas for the majority of them, which have been adjusted in order to conform with generally accepted accounting principles in the United States of America and translated into US Dollars.

    (c) Principles of combination
        -------------------------

        The combined financial statements include the consolidated financial statements of M.P. Management y Participaciones, S.L. and W.S.I. Barcelona, S.A. (its 89.91% subsidiary), and the financial statements of the other entities comprising the Group. All intercompany balances and transactions have been eliminated in consolidation and combination.

    (d) Cash equivalents
        ----------------

        For purposes of the statement of cash flows, the Group considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                                                                     (Continued)

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                          (Expressed in U.S. Dollars)




(e)  Inventories
     -----------

     Inventories are stated at the lower of cost, determined using primarily the average method or net realizable value.

(f)  Notes receivable
     ----------------

     Notes receivable are recorded at cost. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Group will be unable to collect all amounts due according to the contractual terms of the note agreement. When a loan is considered impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the note's prevailing interest rate.

(g)  Property, plant and equipment
     -----------------------------

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                  Asset classification          Useful life in years
            --------------------------------- ------------------------
            Machinery and equipment                    4 - 10
            Furniture and fixtures                     5 - 10
            Office computers                            4 - 7
            Vehicles                                    3 - 6
            Teaching material                           4 - 7

     Long-life assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-life assets is measured by a comparison of the carrying amount of the assets with future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value.

(h)  Foreign currency translation
     ----------------------------

     The Group's functional currency is the Spanish peseta. The translation of the financial statements of the Group's companies into U.S. dollars has been performed at the prevailing exchange rate at balance sheet date for assets, liabilities, revenues, expenses, gains and losses. The effect of not applying the FASB statement no. 52 in translating the functional currency is not significant.


                                                                     (Continued)

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                          (Expressed in U.S. Dollars)


  (i)  Revenue recognition
       -------------------

       Franchise sales relate to fees from each individual new franchise center opened. Revenue related to these sales is recognized as such when all material services or conditions relating to sales have been substantially performed or carried out by the Group, including the criteria for substantial performance: receipt of an executed franchise license agreement, completion of requisite training by the franchisee or center director, completion of site selection assistance and site approval. Royalties are based on a percentage of monthly fee income of the franchise and recognized as revenue when earned.

       Course fees from own learning centers are deferred and recognized as revenue on a straight-line basis over the contract period of each course.

  (j)  Advancement and advertising costs
       ---------------------------------

       Advancement and advertising costs are expensed as incurred and amount to approximately $1,360,000 for the year ended August 31, 1996.

  (k)  Income taxes
       ------------

       Income taxes are calculated bases on profit reported for accounting purposes, adjusted for permanent differences with fiscal criteria and taking into consideration any applicable credits and deductions.

       Income taxes are accounted for under the asset and liability method.
         Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those timing differences are expected to be recovered or settled.

  (l)  Use of estimates
       ----------------

       The management of the companies comprising the Group has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimated.

(2) Related Party Transactions
    --------------------------
    At August 31, 1996 an 11 percent interest-bearing loan of a total amount of $180,173 (including interest accrued pending collection) from Calls International was recorded as notes receivable.



                                                                     (Continued)

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                          (Expressed in U.S. Dollars)



(3)  Inventories
     -----------

     Inventories at August 31, 1996 consist of the following:


        Advances to suppliers                                         85,785
        Finished goods                                               834,764
                                                                ---------------

                                                                     920,549

        Less provision for slow-moving items                        (105,527)
                                                                ---------------

                                                                     815,022
                                                                ===============

     The finished product mainly includes teaching material to be supplied to the different Wall Street Institute Group franchisee centers.

(4)  Property, Plant and Equipment
     -----------------------------

     Property, plant and equipment at August 31, 1996 consist of the following:

        Teaching material to be used in own centres                  292,305
        Machinery and equipment                                      796,904
        Furniture and fixtures                                       497,901
        Office computers                                             249,585
        Vehicles                                                      78,391
                                                                ---------------

                                                                   1,915,086

        Accumulated depreciation                                    (822,443)
                                                                ---------------

                                                                   1,092,643
                                                                ===============

(5)  Short-Term Borrowings
     ---------------------

     Short-term borrowings are detailed as follows:

                                                                             Outstanding
                                                                              Amount at
                                        Interest      Date of                 August 31,
                                          rate       maturity      Limit        1996
                                      ------------ ------------ ----------- -------------
        Unsecured bank lines of
          credit                        8.20-14%     9/96-7/97   1,119,382     644,879
        Discounted notes pending
          maturity                    8.75-12.75%   9/96-12/96     312,697      90,662
                                                                ----------- -------------

                                                                 1,432,079     735,541
                                                                =========== =============



                                                                     (Continued)

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                          (Expressed in U.S. Dollars)



(6) Accrued Expenses
    ----------------

    Accrued expenses at August 31, 1996 consist of the following:
      Payroll and other compensation                           146,020
      Taxes payable to Spanish Tax Authorities
       VAT                                                     121,940
       Withholdings on payroll                                  75,654
       Income tax (note 11)                                    199,402
      Social Security                                           40,993
      Deferred taxes (note 1)                                   68,525
      Other                                                    101,744
                                                           ---------------
                                                               754,278
                                                           ===============

(7) Long-Term Debt
    --------------

    Long-term debt at August 31, 1996 consists of the following:

      Bank loans and credit facilities
        Unsecured note payable to a bank, bearing fixed
         interest of 13%. The loan is payable in monthly
         installments of $1,819, including interest, through
         July 1999                                              52,755

        Unsecured note payable to a bank, bearing fixed
         interest of 12.25%. The loan is payable in monthly
         installments of $2,115, including interest, through
         September 1998                                         46,470

        Unsecured note payable to a bank, bearing fixed
         interest of 12%. The loan is payable in monthly
         installments of $2,177, including interest, through
         June 1998                                              42,800

        Unsecured note payable to a bank, bearing fixed
         interest of 10.25%. The loan is payable in monthly
         installments of $3,884, including interest, through
         March 1999                                            105,381
                                                          ---------------
                                                               247,406

    Capital lease obligations                                   91,409
    Other debt                                                  20,288
                                                          ---------------
                                                               359,103
    Less current maturities:
         Bank loans and credit facilities                      (96,443)
         Capital lease obligations (note 9)                    (59,308)
                                                          ---------------
                                                              (155,751)
                                                          ---------------
                                                               203,352
                                                          ===============

                                                                     (Continued)

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                          (Expressed in U.S. Dollars)

     Future maturities of bank loans and credit facilities as of August 31, 1996 are as follows:


       Years ending August 31:
             1997                                    96,443
             1998                                   103,806
             1999                                    47,157
                                                  -----------
                                                    247,406
                                                  ===========

(8)  Capital Stock
     -------------

     The following table presents the capital stock of the companies comprising group.

       Company

       M.P. Management y Participaciones, S.L.,
       1,000 Spanish pesetas par value,
       approximating $8. Authorized, issued and
       fully paid 5,000 shares                                   39,978

       W.S.I. Spain, S.A., 1,000 Spanish pasetas
       par value, approximating $8. Authorized,
       issued and fully paid 10,004 shares                       79,988

       I.F.S. International Franchise Service, S.L.
       1,000 Spanish pesetas par value, approximating
       $8. Authorized, issued and fully paid 650
       shares                                                     5,197

       Wall Street Study Centre Establishment, the
       share capital is fully paid-up and is not
       divided into participations                               16,636

       Wall Street Institute International B.V.,
       1,000 Dutch florins par value, approximating
       $602.14. Authorized, issued and fully paid
       40 shares.                                                24,086
                                                            ---------------

          Net book value                                        165,885
                                                            ===============

     The treasury shares represent 2,000 shares, at cost, of W.S.I. Spain, S.A.
       held by M.P. Management y Participaciones, S.L.




                                                                   (Continued)

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                          (Expressed in U.S. Dollars)

(9)  Leases
     ------

     Certain companies of the Group have entered into capital leases for the acquisition of property, plant and equipment. At August 31, 1996 details of these assets are as follows:

       Machinery and equipment                                      62,629
       Furniture                                                     9,027
       Office computers                                             16,407
       Vehicles                                                     25,515
                                                                --------------

                                                                   113,578

       Less, accumulated depreciation                              (33,423)
                                                                --------------

             Net book value                                         80,155
                                                                ==============

     The maturities under the capital lease obligations are as follows:

       Year ending August 31,
             1997                                                   73,916
             1998                                                   32,101
                                                                --------------

             Total minimum lease payments                          106,017

       Less amount representing interest
        (at rates ranging from 8.95% to 11.5%)                      14,608
                                                                --------------

             Present value of net minimum capital lease payment     91,409

       Less current installments
        of capital lease obligations (note 7)                       59,308
                                                                --------------

       Capital lease obligations, excluding current
        installments                                                32,101
                                                                ==============

(10) Income Taxes
     ------------

     Income tax expense consists of:

                                       Current      Deferred      Total
                                     -----------  ------------  ---------

      Spanish                          199,402            54     199,456
      Foreign                           52,534        68,471     121,005
                                     -----------  ------------  ---------

                                       251,936        68,525     320,461
                                     ===========  ============  =========


                                                                     (Continued)

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                          (Expressed in U.S. Dollars)

Income tax expense of the Spanish companies differed from the amounts computed by applying the Spain income tax note of 35 per cent to pretax income as a result of the following:

  Aggregated income before tax of the Spanish companies
   (Taxable base)                                            1,674,740

  Computed "expected" tax expense/                             586,159

  Increase (reduction) in income taxes resulting from:
   Rebate of 95% on the income tax rate of I.F.S.
     International Franchise Service, S.L. and W.S.I.
     Spain, S.A.                                              (280,517)

   Adjustment to deferred tax assets and liabilities                54

   Deduction for dividends received from affiliates not
     subject to taxation                                       (29,717)

   Other deduction                                             (76,523)
                                                          ---------------
                                                               199,456
                                                          ===============


Income tax expense for the W.S.I. International B.V. corresponds to 7% of total turnover.

There is no income tax expense for the Wall Street Study Center Establishment.

The Group companies, I.F.S. International Franchise Service, S.L. and W.S.I.
  Spain, S.A., adhere to the tax measures of the Law 22 of December 29, 1993 whereby they benefit from a rebate of 95% on the income tax rate, applicable to the years 1995, 1996 and 1997. The said rebate is subject to the fulfillment of certain requirements, including the obligation that the participation of individuals amount to more than 75% of the share capital. Likewise, the breach of any of the requirements established would mean the loss of the said rebates, including for those years in which the rebates have already been applied.

The tax effects of timing differences that give rise to a significant portion of the deferred tax liabilities are presented below:

  Deferred tax liabilities:
      Royalty fees, principally due to royalties
        pending collection for
        W.S.I. International, B.V.                              68,471
      Other                                                         54
                                                          ---------------
        Total deferred tax liability                            68,525
                                                          ===============


                                                                     (Continued)

                          WALL STREET INSTITUTE GROUP

                    Notes to Combined Financial Statements

                          (Expressed in U.S. Dollars)



     (11) Concentration of Business and Credit
          ------------------------------------

          The Group is subject to concentration of business and credit risk through cash and cash equivalents, accounts receivable and notes receivable. The Group's customer base includes franchisees as well as individuals through the company-owned learning centers. The Group's operations are directly affected by the franchisees financial position. The Group also maintains an allowance for losses on receivable based on the collectibility of all amounts owned. The Group generally does not require collateral for trade and notes receivable, but in the majority of the cases, the Group knows the financial position of the franchisees through the accounting advice which it provides them. Cash and cash equivalents are place with high-credit quality financial institutions in short-term duration.Management believes that the credit risk associated with such financial instruments is minimal due to the control procedures which monitor the credit worthiness of clients.


     (12) Contingencies and Commitments
          ------------------------------

          Wall Street Centre Establishment guarantees, until December 13, 1996, the commitment of Mr. Luigi Tiziano Peccenini (President of the Group) to pay an amount of $892,867 to Mr. Antonio Duno Esteve (former Director).




                   /s/ Robert Zanco
                   -------------------------------
                   Robert Zanco
                   Sole Administrator of I.F.S. International Franchise Service, S.L., M.P. Managementy Participaciones, S.L., W.S.I. Spain, S.A. and W.S.I. Barcelona, S.A.
                   Board of Directors executive member of Wall Street Institute International, B.V.

PROAUDIT, S.L.
Company inscribed in:
-Official Register of Auditors
      Inscription No. 50235
-Special Register of Auditing Companies
of Spanish Institute of Auditors
      Inscription No. 174






Date: October 31, 1996
No. Protocol: 264/96







                                                        L.F.S.
                                                     INTERNATIONAL
                                                FRANCHISE SERVICE, S.L.
                                                     AUDIT REPORT
                                                   ON THE FINANCIAL
                                                      STATEMENTS
                                                  AT AUGUST 31, 1996

                     [LETTERHEAD OF PROAUDIT APPEARS HERE]

                         Independent Auditors' Report



To the Members of the Board of Directors and Equity Holders
I.F.S. INTERNATIONAL FRANCHISE SERVICE, S.L.


1. We have audited the financial statements of I.F.S. INTERNATIONAL FRANCHISE SERVICE, S.L. (hereinafter I.F.S. or the Company) as of August 31, 1996 and the related statements of income, and changes on shareholders' equity, for the twelve-month period then ended. These financial statements are the responsibility of the Directors of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

2. The Company adheres to the tax measures of the Law 22 of December 29, 1993 in which it benefits from a discount of 95% on the total income tax liability, applicable to the years 1994/95, 1995/96 and 1996/97. The said discount is subject to the fulfillment of determined requirements, including the obligation that the participation of individuals amounts to more than 75% of the share capital. The breach of any of the requirements established would mean the loss of the said discounts, including for those years in which the discounts have already been applied, which to the date amount to $159,496.

3. In our opinion, the financial statements referred to above present fairly in all material aspects, the financial position of I.F.S. INTERNATIONAL FRANCHISE SERVICE, S.L. as of August 31, 1996, and the results of its operations and its cash-flows for the twelve-month then ended in conformity with U.S. GAAP generally accepted accounting principles in the United States of America.


October 31, 1996

                     [SEAL OF PROAUDIT, S.L. APPEARS HERE]


                                     PROAUDIT, S.L.

                                     /s/ Ramon Rubinat Rene

                                     Signed: Ramon Rubinat Rene

                 I.F.S. INTERNATIONAL FRANCHISE SERVICE, S.L.
                                 Balance Sheet
                                August 31, 1996
                                      ($)

                                    Assets
                                    ------
Current assets
       Cash and cash equivalents                                         139,042
       Short-term investments, at cost which approximates market               0
                                                                     -----------
                                                                         139,042

Accounts and notes receivable, less allowance                          1,668,882
Inventories (Note 2)                                                     671,332
Prepaid expenses, taxes and other current assets                           2,354
                                                                     -----------
                    Total current assets                               2,481,610


Investments in affiliates and other assets                                23,746

Property, plant and equipment, net (Note 3)                              301,037

Intangible assets, net                                                     9,251




                                                                     -----------
                    Total assets                                       2,815,644
                                                                     ===========

                     Liabilities and shareholders' equity
                     ------------------------------------
Current liabilities
       Short-term borrowings (Note 6)                                    355,582
       Accounts payable                                                  409,418
       Income taxes payable (Note 8)                                       5,140
       Accrued expenses                                                        0
       Other current liabilities (Note 5)                              1,646,485




                    Total current liabilities                          2,416,625


Long-term debt (Note 6)                                                   27,235
Notes payable to affiliated company
Other liabilities
Deferred income taxes
Shareholders' equity
       Capital stock                                                       5,197
       Retained earnings                                                 366,587
       Currency translation adjustment and other                               0
                                                                     -----------
                    Total shareholders' equity                           371,784
                                                                     -----------
                    Total liabilities and shareholders' equity         2,815,644
                                                                     ===========


                See accompanying notes to financial statements.

                 I.F.S. INTERNATIONAL FRANCHISE SERVICE, S.L.

                              Statement of Income

                          Year ended August 31, 1996

                                      ($)


Net sales                                                             5,416,000

Cost and expenses, net
  Cost of sales                                                      (1,831,733)
  Selling, general and administrative expenses                       (3,204,749)
  Amortization of intangible assets                                      (1,476)
                                                                   ------------

          Operating profit                                              378,042

Interest expense                                                       (109,190)

Interest income                                                          37,052

Other income (expense)                                                  (12,189)
                                                                   ------------

          Income before taxes                                           293,715

Provision for income taxes                                               (5,140)
                                                                   ------------

          Net income                                                    288,575
                                                                   ============




                                                             [SEAL APPEARS HERE]

                 I.F.S. INTERNATIONAL FRANCHISE SERVICE, S.L.
                            Statement of Cash Flows
                          Year ended August 31, 1996
                                      ($)



Cash flows-operating activities:
   Net income                                                                                        288,575
   Adjustments to reconcile net income to net cash provided by operating activities:
             Depreciation and amortization                                                            49,695
             Provision for inventories                                                                28,380
             Deferred income taxes                                                                        54
             Other noncash charges and credits, net                                                  111,340
   Changes in operating working capital:
             Accounts and notes receivables                                                         (665,647)
             Inventories                                                                             590,332
             Accounts payable                                                                       (370,323)
             Accrued expenses                                                                        (15,630)
             Other current liabilities                                                                18,360
                                                                                                  ----------

                           Net charge in operating working capital                                  (442,908)
                                                                                                  ----------
                   Net cash provided by (used for) operating activities                               35,136
                                                                                                  ----------
  Cash flows-investing activities:
             Purchases of property, plant and equipment                                             (247,210)
             Other, net                                                                                 (335)
                                                                                                  ----------

                           Net cash provided by (user for) investing activities                     (247,545)
                                                                                                  ----------
  Cash flows-financing activities:
             Payments of long-term debts                                                               8,322
             Short-term borrowings, net                                                               50,965
             Other, net
                                                                                                  ----------

                           Net cash provided by (used for) financing activities                       59,287
                                                                                                  ----------

                   Net increase (decrease) in cash and cash equivalents                             (153,122)

  Cash and cash equivalents-beginning of year                                                        292,164
                                                                                                  ----------

             Cash and cash equivalents-end of year                                                   139,042
                                                                                                  ==========
  Supplemental cash flow information:
  Cash flow data
             Interest paid                                                                           109,190
             Income taxes paid                                                                         1,379
  Schedule of non-cash investing and financial activities
      Losses for disposal of assets                                                                    9,056
      Prepayments                                                                                      4,971



See accompanying notes to financial statements.

                 I.F.S. INTERNATIONAL FRANCHISE SERVICE, S.L.
                       Statement of Stockholders' Equity
                          Year ended August 31, 1996
                                      ($)

                                                      Capital stock
                                              ----------------------------        Retained
                                                Shares            Amount          earnings            Total
                                              ----------        ----------       ----------         ---------

Shareholders' equity, August 31, 1995         650               5,197             78,012             83,209
1996 Net income                                                                  288,575            288,575
                                              ----------        ----------       ----------         ---------

Shareholders' equity, August 31, 1996         650               5,197            366,587            371,784
                                              ==========        ==========       ==========         =========





                                                             [SEAL APPEARS HERE]

                        I.F.S. INTERNATIONAL FRANCHISE
                                 SERVICE, S.L.

                     Notes to the financial statements of

(1)  Summary of significant accounting policies
     ------------------------------------------

     (a)   Organization and Business
           -------------------------

           The statutory activity of I.F.S. INTERNATIONAL FRANCHISE SERVICE,
             S.L. is the design, creation, manufacturing and the distribution of graphic and didactric material both for printing mediums and all kinds of magnetic mediums, the sale and purchase and the distribution of all kinds of computer material, the advising and consulting in didactic, commercial and administrative areas.

     (b)   Property, Plant and Equipment
           -----------------------------

           Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, as follows:


             ------------------------------------------       ----------------------         % Annual
                                Asset                          Useful life in years        Depreciation
             ------------------------------------------       ----------------------            on
                                                                                           ------------

             Machinery                                                   8                      12
             Furniture                                                  10                      10
             Tools and other installations                               5                      20
             Data processing equipment                                   4                      25
             Transport                                                   3                      32

(2)  Inventories
     -----------

                                                                              Dollars
                                                                          ---------------

     Finished goods                                                               776,859
     Lees provision for slow-moving items                                        (105,527)
                                                                          ---------------

                                                                                  671,332
                                                                          ===============

(3)  Property, Plant and Equipment
     -----------------------------

                                                                              Dollars
                                                                          ---------------
     Machinery and equipment                                                       36,676
     Furniture and fixtures                                                       237,548
     Office computers                                                              46,650
     Vehicles                                                                      29,713
                                                                          ---------------
     Accumulated depreciation                                                     350,587
                                                                                  (49,550)
                                                                          ---------------
                                                                                  301,037
     Depreciation expense in 1996 was $                                            48,219


                                                             [SEAL APPEARS HERE]

                        I.F.S. INTERNATIONAL FRANCHISE
                                 SERVICE, S.L.

                     Notes to the financial statements of


(4) Intangible Assets
    -----------------

                                                                   Dollars
                                                                -------------

     Rights of software                                                12,780
     Accumulated depreciation                                          (3,529)
                                                                -------------

                                                                        9,251

     Depreciation expense in 1996 was $                                 1,476

(5) Other Current Liabilities
    -------------------------

                                                                   Dollars
                                                                -------------

     CALLS INTERNATIONAL                                               (5,379)
     WSI INTERNATIONAL B.V.                                         1,547,278
     WSI SPAIN                                                         60,119
     WSI BARCELONA                                                     42,073
     M.P. MANAGEMENT Y PARTICIPACIONES                                  2,394
                                                                -------------

                                                                    1,646,485
                                                                =============

(6) Short-Term Borrowings and Long-Term Debt
    ----------------------------------------

    Short-term borrowings and long-term debt at August 31, 1996 consist of the following:
                                                                   Dollars
                                                                -------------

    Short-term borrowings
         Loans with credit institutions                               355,582
                                                                =============

    Long-term debt
        Capital lease obligations                                       6,947
        Other debt                                                     20,288
                                                                -------------

                                                                       27,235
                                                                =============

(7) Leases
    ------

    The Company has recorded the fixed assets acquired through financial leasing within the fixed tangible assets caption, with the amount of the payable quotas stated in the liabilities of the balance sheet.

                        I.F.S. INTERNATIONAL FRANCHISE
                                 SERVICE, S.L.

                     Notes to the financial statements of

     At August 31, 1996 the fixed assets recorded for this concept are as follows:

                                                                     Dollars
                                                                 ---------------
     Vehicles                                                             25,515
     Accumulated depreciation                                              4,423
                                                                 ---------------

     Net                                                                  21,092
                                                                 ===============

     The following is a schedule by years of future minimum payments under capital leases as at August 31, 1996:

     Year ended August 31:

                                                                     Dollars
                                                                 ---------------
     1997                                                                 11,967

     1998                                                                  6,947

(8)  Income Taxes
     ------------

     Taxes on income consist of:

                                                                     Dollars
                                                                 ---------------
     Currently payable                                                     5,086
     Deferred                                                                 54
                                                                 ---------------

     Total                                                                 5,140
                                                                 ===============

     The Company benefits from a 95% discount on income tax subject to fulfillment of certain requirements referring basically to: personnel of 3 to 20 persons, investments in fixed assets, participation by equityholders (persons) of more than 75%.

(9)  Royalties
     ---------

     The Company has entered into a contract with WSI INTERNATIONAL, B.V., by which the latter grants the license for the editing, reproduction, distribution and commercialization of WALL STREET INSTITUTE products, symbols and trademarks. In exchange, the payment of a royalty of 20% of the sale price of the said products is obligatory.

     The term of the said contract is from November 1, 1994 to August 31, 1997.
        The payment of the royalties shall be effective at August 31, 1997, there being a minimum of CHF 1,000,000 guaranteed each year. The amount accrued for this concept in the year ended August 31, 1996 is $930,625 and the debt payable at the said date is $1,547,277.


                                                             [SEAL APPEARS HERE]

[LOGO OF PROAUDIT APPEARS HERE]

PROAUDIT, S.L.
Company inscribed in:
- Official Register of Auditors
        Inscription N/o/ S0235
                      -
- Special Register of Auditing Companies
of Spanish Institute of Auditors
        Inscription N/o/ 174
                      -





Date: October 31, 1996
N/o/ Protocol: 266/96
  -
















                                                       WALL STREET STUDY CENTRE
                                                             ESTABLISHMENT
                                                             AUDIT REPORT
                                                     ON THE FINANCIAL STATEMENTS
                                                          AT AUGUST 31, 1996.





                                                             [SEAL APPEARS HERE]

                     [LETTERHEAD OF PROAUDIT APPEARS HERE]



                         Independent Auditors' Report




The Board of Directors and Stockholders
WALL STREET STUDY CENTRE ESTABLISHMENT


1. We have audited the financial statements of WALL STREET STUDY CENTRE ESTABLISHMENT (hereinafter the Company) as of August 31, 1996 and the related statements of income, and changes in shareholders' equity, for the twelve-month period then ended. These financial statements are the responsibility of the Directors of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

2. By virtue of the trademark contract, entered into at August 25, 1994 with WALL STREET INSTITUTE INTERNATIONAL B.V. (WSI. INT), the Company receives between 93% and 98% of the royalties collected by the aforementioned company by way of use trademark. However, on the accompanying financial statement the royalties accrued and pending collection by WSI. INT, amounting to $2,274,215.62 are stated as income.

3. In our opinion, except for the effects of the qualification mentioned in the above paragraph, the financial statements referred to above present fairly in all material aspects the financial position of WALL STREET STUDY CENTRE ESTABLISHMENT as of August 31, 1996, and the results of its operations and its cash-flows for the twelve-month then ended in conformity with U.S. GAAP generally accepted accounting principles in the United States of America.



October 31, 1996
                   [SEAL OF PROAUDIT APPEARS HERE]
                                                      PROAUDIT, S.L.


                                                      Signed: Ramon Rubinat Rene

[SEAL APPEARS HERE]

                    WALL STREET STUDY CENTRE ESTABLISHMENT
                                 Balance Sheet
                                August 31, 1996
                                  ($)

                                 Assets
                                 ------

Current assets
       Cash and cash equivalents (note 4)
       Short-term investments, at cost which approximates market       33.833,13

                                                                  --------------
                                                                       33.833,13

Accounts and notes receivable, less allowance (note 3)              2.274.215,62
Inventories
Prepaid expenses, taxes and other current assets
                                                                  --------------
                     Total current assets                           2.308.048,75


Investments in affiliates and other assets                             48.177,23

Property, plant and equipment, net

Intangible assets, net (note 2)


                                                                  --------------
                     Total assets                                   2.356.225,98
                                                                  ==============

                     Liabilities and shareholders' equity
                     ------------------------------------

Current liabilities
        Short-term borrowings
        Accounts payable
        Income taxes payable
        Accrued expenses
        Other current liabilities


                                                                  --------------
                     Total current liabilities                              0.00

        Long-term debt
        Notes payable to affiliated company
        Other liabilities
        Deferred income taxes
        Shareholders' equity  (note 5)
              Capital stock                                            16.635,62
              Retained earnings                                     2.339.590,36
              Currency translation adjustment and other

                                                                  --------------
                     Total shareholder's equity                     2.356.225,98

                                                                  --------------
              Total liabilities and shareholders' equity            2.356.225,98
                                                                  ==============



See accompanying notes to financial statements

                    WALL STREET STUDY CENTRE ESTABLISHMENT

                              Statement of Income

                          Year ended August 31, 1996

                                      ($)



Net sales                                                          2,802,495.02

Cost and expenses, net
  Cost of sales
  Selling, general and administrative expenses                        13,755.13
  Amortization of intangible assets
                                                                 ---------------

          Operating profit                                         2,788,739.89

Interest expense

Interest income

Other income(expense)                                            ---------------

          Income before taxes                                      2,788,739.89

Provision for income taxes                                       ---------------


          Net income                                               2,788,739.89
                                                                 ==============




                                           [SEAL OF PROAUDIT, S.L. APPEARS HERE]

                    WALL STREET STUDY CENTRE ESTABLISHMENT
                           Statement of Cash Flows
                          Year ended August 31, 1996
                                      ($)

Cash flows-operating activities:
  Net income                                                                                             2,788,739.89
  Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation and amortization
           Deferred income taxes
           Other noncash charges and credits, net
Changes in operating working capital:
           Accounts and notes receivables                                                               (1,091,129.53)
           Inventories
           Prepaid expenses, taxes and other current assets
           Accounts payable
           Accrued expenses
           Other current liabilities                                                               ------------------

                    Net charge in operating working capital                                             (1,091,129.53)
                                                                                                   ------------------
                          Net cash provided by (used for) operating                                      1,697,610.36
                                                                                                   ------------------
activities

Cash flows-investing activities:
          Acquisition and investments in affiliates                                                        (41,901.19)
          Purchases of property, plant and equipment
          Proceeds from sales of property, plant and equipment
          Short-term borrowings, net
          Cash dividends paid                                                                             (994,049.73)
          Other, net                                                                               ------------------

                          Net cash provided by (user for) investing                                     (1,035,950.92)
                                                                                                   ------------------
activities

Cash flows-financing activities:
          Proceeds from issuances for long-term debt
          Payments of long-term debts
          Short-term borrowings, net                                                                      (717,417.65)
          Other, net                                                                               ------------------
                          Net cash provided by (used for) financing                                       (717,417.65)
                                                                                                   ------------------
activities
                    Net increase (decrease) in cash and cash equivalents                                   (55,758.21)

Cash and cash equivalents-beginning of year                                                                 89,591.34
                                                                                                   ------------------
          Cash and cash equivalents-end of year                                                             33,833.13
                                                                                                   ==================


                    WALL STREET STUDY CENTRE ESTABLISHMENT

                       Statement of Stockholder's Equity

                         Year Ended August 31, 1996
                                      ($)




                                               Capital Stock         Retained
                                                  accounts           earnings             Total
                                             ----------------    ----------------    ---------------
Shareholder's equity August 31, 1996           16,635.62           1,009,457.92        1,026,093.54

1996 Net income (loss)                                             2,788,739.89        2,778,739.89

Interest dividend                                                 (1,458,607.45)      (1,458,607.45)
                                             ----------------    ----------------    ---------------
                                               16,635.62           2,339,590.36        2,356,225.98
                                             ================    ================    ==============




                                                             [SEAL APPEARS HERE]

                    Wall Street Study Centre Establishment

                       Notes to the Financial Statements



(1)  Organization and Business
     -------------------------

Wall Street Study Center Establishment was incorporated under Lienchtensteinsh Law at November 5, 1969. Its statutory activity is the acquisition and administration of financial and material fixed assets and rights or trade marks, and its dearly excluded the commercialization of other kind of items.

(2)  Intangible fixed assets
     -----------------------

The intangible fixed assets are valued at their cost of acquisition; corresponding to the amount for the registered trademarks of the Company.

(3)  Debtors
     -------

The debit balances correspond entirely to the balances pending collection from the sole client, Wall Street Institute International, B.V.

(4)  Cash and banks
     --------------

The accounting balances for the current accounts in foreign currencies are accounted for applying the exchange rate at the year end.

(5)  Shareholders equity
     -------------------

Details are as follows:


                                                       Dollars
                                                    -------------
     Capital                                            16,635.62
     Reserves                                          544,900.19
     Losses and Profits 95/96                        2,788,739.89
     Dividend                                        (994,049.73)
                                                    -------------
                                                     2,356,225.98

(6)  Contingencies
     -------------

The Company guarantees up to December 31, 1996 the payment commitment of Mr. Luigi Tiziano Peccenini to Mr. Antonio Maria Du*o Esteve for $892,867.

                        [SEAL OF PROAUDIT APPEARS HERE]

PROAUDIT, S.L.

Company inscribed in:
 Official Register of Auditors
       Inscription N/O/ S0235
* Special Register of Auditing Companies of Spanish Institute of Auditors
       Inscription N/O/ 174







Date: October 31, 1996
N/O/Protocol: 265/96






                                                  WALL STREET
                                                   INSTITUTE
                                                INTERNATIONAL B.V.


                                                  AUDIT REPORT
                                           ON THE FINANCIAL STATEMENTS
                                                AT AUGUST 31, 1996

                                                 [SEAL OF PROAUDIT APPEARS HERE]

                     [LETTERHEAD OF PROAUDIT APPEARS HERE]


                         Independent Auditors' Report


The Board of Directors and Stockholders
WALL STREET INSTITUTE INTERNATIONAL B.V.

1. We have audited the financial statements of WALL STREET INSTITUTE INTERNATIONAL B.V. (hereinafter the Company) as of August 31, 1996 and the related statements of income, and changes in shareholders' equity, for the twelve-month period then ended. These financial statements are the responsibility of the Directors of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

2. The Company has not invoiced any amounts to the Head Office in France by way of royalties. According to the Management of the Company, this is due to an agreement between both parties based on a minimum invoicing amount of FF 800 thousand. We have not obtained sufficient evidence that the said agreement is valid, nor do we feel that the non-invoicing of royalties amounting to USA $31,850, is sufficiently justified in the period September 1, 1995 to August 31, 1996.

3. A contract dated 17 December 1992 exists under which premises the Trademark and method WALL STREET INSTITUTE is granted to Mr. Jose M/a/ Esteve for the Territory of Portugal. In the mentioned contract, Mr. Esteve committed himself to incorporate a new company in the above mentioned territory and to cede 20% of the shares to WALL STREET INSTITUTE INTERNATIONAL B.V.

According to the management of WALL STREET INSTITUTE INTERNATIONAL.V. even though the business is being developed in Portugal, Mr. Esteve has not met his part of the agreement mentioned before.

4. In our opinion, except for the effects of the possible contingencies arising from the uncertainty expressed in paragraph 2 above, the financial statements referred to above present fairly in all material aspects the financial position of WALL STREET INSTITUTE INTERNATIONAL B.V. as of August 31, 1996, and the results of its operations and its cash-flows for the twelve-month then ended in conformity with the U.S. GAAP generally accepted accounting principles in the United States of America.




October 31, 1996



                                                      PROAUDIT, S.L.

[SEAL OF PROAUDIT APPEARS HERE]
                                                      /s/ Ramon Rubinat Rene

                                                      Signed: Ramon Rubinat Rene

                      W.S. INSTITUTE INTERNATIONAL, B.V.       [LOGO OF PROAUDIT
                                 Balance Sheet                  APPEARS HERE]
                                August 31, 1996
                                      ($)

                                 Assets
                                 ------

Current assets
       Cash and cash equivalents
       Short-term investments, at cost which approximates market      105.607,40
       (note 4)
                                                                  --------------
                                                                      105.607,40

Accounts and notes receivable, less allowance (note 3)              2.445.393,14
Inventories
Prepaid expenses, taxes and other current assets
                                                                  --------------
                     Total current assets                           2.445.393,14


Investments in affiliates and other assets (note 2)                    48.000,00

Property, plant and equipment, net

Intangible assets, net


                                                                  --------------
                     Total assets                                   2.599.000,54
[SEAL OF PROAUDIT, S.L.APPEARS HERE]                                               ==============

                     Liabilities and shareholders' equity
                     ------------------------------------

Current liabilities (note 5)
        Short-term borrowings                                       2.274.215,62
        Accounts payable
        Income taxes payable                                          157.454,59
        Accrued expenses
        Other current liabilities                                     325.643,36


                                                                  --------------
                     Total current liabilities                      2.757.313,57

Long-term debt
Notes payable to affiliated company
Other liabilities
Deferred income taxes
Shareholders' equity (note 6)
        Capital stock                                                  24.085,58
        Retained earnings                                            -182.398,61
        Currency translation adjustment and other

                                                                  --------------
                     Total shareholder's equity                      -158.313,03

                                                                  --------------
        Total liabilities and shareholder's equity                  2.599.000,54
                                                                  ==============

See accompanying notes to financial statements.

                      W.S. INSTITUTE INTERNATIONAL, B.V.

                              Statement of Income

                          Year ended August 31, 1996

                                      ($)



Net sales                                            2,993,612.72

Cost and expenses, net
  Cost of sales                                      2,802,495.02
  Selling, general and administrative expenses         351,198.31
  Amortization of intangible assets                ---------------

         Operating loss                               (160,080.61)

Interest expense                                       (15,497.87)

Interest income                                             731.60

Other income (expense)                             ---------------

         Expense before taxes                         (174,846.88)

Provision for income taxes                            (121,003.17)
                                                   ---------------
         Net loss                                     (295,850.05)
                                                   ===============


                      W.S. INSTITUTE INTERNATIONAL, B.V.
                            Statement of Cash Flows
                          Year ended August 31, 1996
                                     ($)

Cash flows-operating activities:
  Net income                                                       (295,850.05)
  Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                               20,248.80
         Deferred income taxes
         Other noncash charges and credits, net
  Changes in operating working capital:
         Accounts and notes receivables                          (1,502,549.35)
         Inventories
         Prepaid expenses, taxes and other current assets
         Accounts payable
         Accrued expenses
         Other current liabilities
                                                                 --------------

                     Net charge in operating working capital     (1,502,549.35)
                                                                  -------------

            Net cash provided by (used for) operating
              activities                                         (1,778,150.60)
                                                                  -------------

  Cash flows-investing activities:
         Acquisition and investments in affiliates                  (48,000.00)
         Purchases of property, plant and equipment
         Proceeds from sales of property, plant and equipment
         Short-term borrowings, net
         Cash dividends paid
         Other, net
                                                                 --------------

                     Net cash provided by (user for) investing      (48,000.00)
                                                                 --------------
   activities

  Cash flows-financing activities:
         Proceeds from issuances of long-term debt
         Payments of long-term debts
         Short-term borrowings, net                               1,906,279.73
         Other, net
                                                                 --------------
                     Net cash provided by (used for) financing    1,906,279.73
                                                                 --------------
   activities

            Net increase (decrease) in cash and cash equivalents     80,129.13
  Cash and cash equivalents-beginning of year                        25,478.27
                                                                  -------------

         Cash and cash equivalents-end of year                      105,607.40
                                                                  =============

                                          [SEAL APPEARS HERE]

                      W.S. INSTITUTE INTERNATIONAL, B.V.
                       Statement of Stockholder's Equity
                          Year ended August 31, 1996
                                      ($)



                                               Capital Stock
                                           ----------------------        Retained
                                           Shares        Amount          Earnings         Total
                                           ------      ----------       -----------     ------------
Shareholder's equity August 31, 1995        40.00      24,085.58         113,451.44      137,537.02
1996 Net income (loss)                                                  (295,850.05)    (295,850.05)
                                           ------      ----------       -----------     ------------
Shareholder's equity, Aug. 31, 1996         40.00      24,085.58        (182,398.61)    (158,313.03)
                                           ======      ==========       ===========     ============

                   Wall Street Institute International, B.V.

                         Notes to financial statements


(1)  Organization and Business
     -------------------------

     W.S.I. International, B.V. was incorporated under Dutch Law on April 3,
       1990. It has it registered seat at Amsterdam, but may establish branches and/or other offices elsewhere. The objects of the Company established in its statutes are the following:

     - to create for the purposes of trade, to acquire, to alienate and to grant the use of copyrights, patent rights, designs, trademarks and rights of a similar nature, and to acquire royalties and other rights resulting from these rights;

     - to acquire, to participate in, to finance, to manage and to take an interest in other companies and enterprises of any nature;

     -    to invest in securities, deposits and other kinds of assets;

     -    to obtain, alienate and encumber register-bound goods;

     - to render services to companies and other enterprises with which the company forms a group;

     - to provide security for debts of companies and enterprises with which the company forms a group;

     -    to render services in the field of commerce and finance;

     and to do all that is connected therewith or may be conducive thereto, all this in the widest sense.

(2)  Investments
     -----------

     Investments are valued at their cost of acquisition; corresponding to 48 shares each a nominal value of $1,000 of the Company Wall Street Institute WSI, CA (Venezuala).

(3)  Debtors
     -------

     The debit balances correspond entirely to balances pending payment by clients; the largest debt being that with IFS for $1,766,437.40.

     There is a doubtful debt of $7,490.16 totally provided for this year, corresponding the invoicing of the previous year to W.S.I. Cordoba. There is currently a litigation proceeding with this client for breach of contract.

(4)  Cash and Banks
     --------------

     The accounting balances of the current accounts in foreign currency are accounted for applying the exchange rate at the year end.

                                                             [SEAL APPEARS HERE]

                   Wall Street Institute International, B.V.

                         Notes to Financial statements


(5) Creditors
    ---------

    The breakdown of this caption is as follows:

                                                Dollars
                                          --------------------
    Trade creditors                              2,274,215.62  (1)
    Other creditors                                312,884.73  (2)
    Deferred tax                                    68,471.01  (3)
    Public treasury                                 88,983.58  (4)
    Other                                           12,758.64
                                          --------------------
                                                 2,757,313.56
                                          ====================

    (1) Corresponds to the total amount of royalties payable to Wall Street Study Centre.

    (2) Corresponds to a credit with IFS for $222,884.73 and a credit with Silvetown for $90,000.00

    (3) The quota corresponding to royalties pending collection is calculated as deferred tax.

    (4) The debt with the Tax Authorities corresponds to taxes accrued and unpaid from previous years.


(6) Shareholders Equity
    -------------------

Details are as follows:


                                                                 Dollars
                                                             -------------
Capital                                                          24,085.58
Reserves                                                         13,451.44
Losses and Profits 95/96                                       (295,850.05)
                                                             -------------

                                                               (158,313.03)
                                                             =============

    The share capital consists of 40 shares each of a nominal value of 1,000 Dutch florins.
    (Exchange rate with dollar, nominal value $602,1395 times 40 shares equal $24,085,58)


                                                             [SEAL APPEARS HERE]

          Pro Forma Financial Information

               Effective December 1, 1996, the Company acquired substantially all of the operating assets and assumed certain liabilities of Wall Street Institute International, B.V. and its commonly controlled affiliates (collectively, "WSI"). The Company and the sellers signed a definitive purchase agreement in December 1996 that provided for an effective date of the sale of December 1, 1996. The Company's control of the operations of WSI commenced at the effective date, and the Company recorded the acquisition using the purchase method of accounting on December 1, 1996. WSI is a European-based franchisor and operator of learning centers that teach the English language through a combination of computer-based and live instruction. WSI has a network of more than 170 franchised centers in operation throughout Europe and Latin America.

               The purchase price of WSI consisted of cash of $4,921,000, 505,364 shares of restricted common stock valued at $9,250,000, and 209,520 shares of unrestricted common stock valued at $5,900,000. Of the 505,364 shares of restricted common stock issued to the sellers, 124,292 shares are held in escrow to indemnify the Company against any subsequent losses resulting from any misrepresentation or breach of certain covenants. The unrestricted common stock held in escrow will be released in varying amounts to the sellers through 2001.

               The total purchase price of $21,071,000, including $1,000,000 of direct acquisition costs, was allocated as follows:

            Working capital                       $ 2,795,000
            Fixed assets                            1,125,000
            Other assets                              329,000
            Goodwill                               19,852,000
                                                  -----------
                                                   24,101,000

            Less liabilities assumed
             Debt                                   1,417,000
             Deferred revenue                       1,613,000
                                                  -----------
                                                    3,030,000
                                                  -----------
                                                  $21,071,000
                                                  ===========

               Goodwill is being amortized over its estimated useful life of 25 years.

               The following unaudited pro forma financial information consists of the unaudited pro forma condensed combined balance sheet as of September 30, 1996 and the pro forma condensed combined statements of operations for the nine months ended September 30, 1996, and the twelve months ended December 31, 1995 as if WSI was acquired on January 1, 1995. This pro forma financial information should be read in conjunction with the notes thereto. The following unaudited pro forma financial information does not purport to represent what Sylvan's results of operations actually would have been had such transactions and events occurred on the dates specified, or to project Sylvan's results of operations for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management of Sylvan believes are reasonable. In the opinion of management of Sylvan, all adjustments have been made that are necessary to present fairly the following unaudited pro forma financial data.

             Pro Forma Condensed Combined Balance Sheet (Unaudited)
                            As of September 30, 1996

                                                                    Wall Street Institute
                                                                     International, B.V.                       Sylvan/WSI
                                                 Sylvan Learning        and affiliates        Pro Forma         Pro Forma
                                                   Systems, Inc.     as of August 31, 1996   Adjustments        Combined
                                                ==================  =======================  ============     ==============
                                                                    (in thousands except per share data)
Assets
Current assets:
  Cash and cash equivalents                                $8,935                   $1,627       ($4,921)(1)         $5,641
  Available-for-sale securities                            16,268                                                    16,268
  Accounts and notes receivable, net                       29,752                    2,896                           32,648
  Inventory and prepaid expenses                            7,775                      984                            8,759
                                                ------------------ ------------------------  ------------     --------------
     Total current assets                                  62,730                    5,507        (4,921)            63,316

Notes receivable, less current portion                        991                      446                            1,437
Net property and equipment                                 17,018                    1,093                           18,111
Net contract rights and other intangibles                   4,591                                                     4,591
Goodwill, net                                              78,109                                 17,305 (1)
                                                                                                   1,000 (2)         96,414
Net deferred contract costs and
    other long-term assets                                 12,980                      264                           13,244
                                                ------------------ ------------------------  ------------     --------------

     Total assets                                        $176,419                   $7,310       $13,384           $197,113
                                                ================== ========================  ============     ==============

Liabilities & stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses                   $16,450                   $2,120        $1,000 (2)        $19,570
  Current portion of long-term debt and                     1,182                      892                            2,074
    capital lease obligations
  Other current liabilities                                 7,790                    1,274                            9,064
                                                ------------------ ------------------------  ------------     --------------
     Total current liabilities                             25,422                    4,286         1,000             30,708

Long-term debt, less current portion                        1,600                      203                            1,803
Other long-term liabilities                                 1,233                       55                            1,288

Stockholders' equity:
  Common stock                                                142                      150          (143)(1)            149
  Additional paid-in capital                              142,573                    2,616        12,527 (1)        157,716
  Translation adjustments                                     (95)                                                      (95)
  Retained earnings                                         5,544                                                     5,544
                                                ------------------ ------------------------  ------------     --------------
     Total stockholders' equity                           148,164                    2,766        12,384            163,314
                                                ------------------ ------------------------  ------------     --------------

     Total liabilities and stockholders' equity          $176,419                   $7,310       $13,384           $197,113
                                                ================== ========================  ============     ==============



See notes to unaudited pro forma condensed combined financial statements.

        Pro Forma Condensed Combined Statement of Operations (Unaudited)
                  For the Nine Months Ended September 30, 1996

                                                                            Wall Street Institute
                                                                            International, B.V.
                                                     Sylvan Learning           and affiliates                   Sylvan/WSI Pro Forma
                                                   Systems, Inc. for the    for the nine months                  Combined for the
                                                     nine months ended            ended            Pro Forma     nine months ended
                                                     September 30, 1996        August 31, 1996    Adjustments    September 30, 1996
                                                   ---------------------    --------------------- -----------   --------------------
                                                                       (in thousands except per share data)
Revenues:
   Franchise royalties                                        $8,698                                                       $8,698
   Franchise sales fees                                          887                                                          887
   Company-owned learning center services                     11,725                                                       11,725
   Product sales                                               2,795                                                        2,795
   Contract learning center services                          23,580                                                       23,580
   Testing services                                           64,128                     9,357                             73,485
                                                   ---------------------    --------------------- -----------   --------------------
      Total revenues                                         111,813                     9,357                            121,170

Cost and expenses:
   Franchise services                                          4,550                                                        4,550
   Company-owned learning center operating expenses            9,770                                                        9,770
   Cost of product sales                                       2,306                                                        2,306
   Contract learning center operating expenses                20,997                                                       20,997
   Testing services expenses                                  52,672                     7,253          $596 (3)           60,521
   General and administrative expenses                         7,308                                                        7,308
                                                   ---------------------    --------------------- -----------   --------------------
      Total expenses                                          97,603                     7,253           596              105,452
                                                   ---------------------    --------------------- -----------   --------------------

Operating income                                              14,210                     2,104          (596)              15,718

Other income (expense)                                         1,183                       723                              1,906
                                                   ---------------------    --------------------- -----------   --------------------
Income from continuing operations before
   income taxes                                               15,393                     2,827          (596)              17,624

Income taxes                                                  (6,240)                     (234)                            (6,474)
                                                   ---------------------    --------------------- -----------   --------------------

Net income                                                    $9,153                    $2,593         ($596)             $11,150
                                                   =====================    ===================== ===========   ====================

Per common and common equivalent share (4)
Net income                                                     $0.37                                                        $0.44
                                                   =====================                                        ====================
Per common share, assuming full dilution (4)
Net income                                                     $0.37                                                        $0.44
                                                   =====================                                        ====================
Common and common equivalent shares used in
   calculation of earnings per share (5):
      Primary                                                 23,625                                                       24,340
                                                   =====================                                        ====================
      Fully diluted                                           23,761                                                       24,476
                                                   =====================                                        ====================

See notes to unaudited pro forma condensed combined financial statements.

       Pro Forma Condensed Combined Statement of Operations (Unaudited)
                     For the Year Ended December 31, 1995




                                                                         Wall Street Institute
                                                       Sylvan Learning    International, B.V.                 Sylvan/WSI Pro
                                                        Systems, Inc.        and affiliates                   Forma Combined
                                                      for the year ended   for the year ended   Pro Forma    for the year ended
                                                      December 31, 1995    December 31, 1995    Adjustments  December 31, 1995
                                                     --------------------  -------------------  -----------  -------------------
                                                                           (in thousands except per share data)
Revenues:
   Franchise royalties                                            $9,223                                                $ 9,223
   Franchise sales fees                                            2,132                                                  2,132
   Company-owned learning center services                         11,520                                                 11,520
   Product sales                                                   3,188                                                  3,188
   Contract learning center services                              27,362                                                 27,362
   Testing services                                               34,566               13,140                            47,706
                                                     --------------------  -------------------  -----------   ------------------
      Total revenues                                              87,991               13,140                           101,131

Cost and expenses:
   Franchise services                                              5,875                                                  5,875
   Company-owned learning center operating expenses               10,369                                                 10,369
   Cost of product sales                                           2,431                                                  2,431
   Contract learning center operating expenses                    25,120                                                 25,120
   Testing services expenses                                      30,348                9,541         $794(3)            40,683
   General and administrative expenses                             6,206                                                  6,206
   Loss on impairment of assets                                    3,316                                                  3,316
                                                     --------------------  -------------------  -----------   ------------------
      Total expenses                                              83,665                9,541          794               94,000
                                                     --------------------  -------------------  -----------   ------------------
Operating income                                                   4,326                3,599         (794)               7,131

Other income (expense)                                              (569)                (515)                           (1,084)
                                                     --------------------  -------------------  -----------   ------------------
Income from continuing operations before
  income taxes                                                     3,757                3,084         (794)               6,047

Income taxes                                                        (209)                (253)                             (462)
                                                     --------------------  -------------------  -----------   ------------------
Net income                                                        $3,548               $2,831        ($794)              $5,585
                                                     ====================  ===================  ===========   ==================

Per common and common equivalent share(4)
Net income                                                         $0.22                                                  $0.33
                                                     ====================                                     ==================
Per common share, assuming full dilution(4)
Net income                                                         $0.21                                                  $0.32
                                                     ====================                                     ==================
Common and common equivalent shares used in
  calculation of earnings per share(5):
      Primary                                                     15,665                                                 16,380
                                                     ====================                                     ==================
      Fully diluted                                               15,972                                                 16,687
                                                     ====================                                      =================

See notes to unaudited pro forma condensed combined financial statements.

Notes to Pro Forma Condensed Combined Financial Statements



(1) Adjustments to reflect the elimination of WSI's net equity upon the acquisition date and to reflect the issuance of 714,884 shares of the Company's common stock valued at $15.2 million and the cash payment of $4.9 million to acquire WSI.

(2) Adjustment to record the estimated transaction costs of $1.0 million.

(3) Adjustment to record goodwill amortization based on the estimated useful life of 25 years.

(4) Effective February 1995, the Company purchased The Pace Group ("PACE"). Additional contingent consideration is payable in the amount of 6.5 times PACE's earnings before interest and income taxes ("EBIT") in 1997. The earnings per share calculations for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, assume additional goodwill amortization of $171,000 and $472,500 based on the contingent consideration which would have been paid relating to PACE's operating results for those respective periods.

(5) In October 1996, the Company declared a 3-for-2 stock split of its common stock for stockholders of record on November 7, 1996. Accordingly, all share and per share data included in these pro forma financial statements have been restated to retroactively reflect the stock split.

          (c)  Exhibits

          23.01  Consent of KPMG Peat Marwick y Cia, Auditores, S.R.C.


                                      SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.


                                    Sylvan Learning Systems, Inc.
                                         (Registrant)


  Date: April 4, 1997               /s/B. Lee McGee
                                    ---------------
                                    B. Lee McGee, Senior Vice President
                                    and Chief Financial Officer